AWARD NOTIFICATION

Name:           George Bajalia

Position:       President and Chief Operating Officer - Professional Services
                Division


This document serves as notification of your base salary and performance goals effective January 1, 1999.

Base Salary:

* $200,000

Annual Incentive Award Opportunities:

* Threshold - 30%
* Target - 80%
* Maximum - 160%

Annual Incentive Financial Performance Criteria, Objectives  and Weightings:
(actual performance achievement between threshold, target, and maximum levels will be interpolated)


* Division Top Line Growth (weighted 50% of award):
* Threshold - 12%
* Target - 17%
* Maximum - 22%

* Division EBITDA Growth (weighted 25% of award):
* Threshold - 18%
* Target - 25%
* Maximum - 33%

* Key Performance Objectives (weighted 25% of award):
* Gross Margin
* Operating Margin
* Day's Sales Outstanding